UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016

Sino Fortune Holding Corporation

(Exact name of registrant as specified in its charter)

Nevada	333-201037	35-2507568
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

17A&B, China Merchants Tower, Wanchai Road, Shekou, Nanshan, Shenzhen 518000, China

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: +86 15601666822

TAPIOCA CORP.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 13, 2016, Sino Fortune Holding Corporation (the “Company”) entered into a share exchange agreement with Benefactum Alliance Holdings Company Limited, a British Virgin Islands company and all the shareholders of Benefactum Alliance Holdings Company Limited to acquire all the issued and outstanding capital stock of Benefactum Alliance Holdings Company Limited in exchange for 50,000,000 restricted shares of common stock, par value $.001 of the Commpany (the “Reverse Merger”). Subject to closing conditions and satisfactory due diligence, the Reverse Merger is expected to close on or before August 31, 2016. As a result of the Reverse Merger, Benefactum Alliance Holdings Company Limited will become a wholly-owned subsidiary of the Company.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by the Share Exchange Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Share Exchange Agreement dated May 13, 2016*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sino Fortune Holding Corporation

Date: May 13, 2016

	By:	/s/ XIE JING
XIE JING
Principal Executive, Financial Officer and Chief Accounting Officer